                                                                    EXHIBIT 21.1


                     SCHEDULE OF SUBSIDIARIES OF REGISTRANT







1.     Dynamex Operations East, a Delaware corporation

                10,000 authorized shares of common stock, $0.01 par value, 1,000 of which are issued and outstanding and registered in the name of Dynamex Inc.

2.     Dynamex Operations West, a Delaware corporation

                10,000 authorized shares of common stock, $0.01 par value, 1,000 of which are issued and outstanding and registered in the name of Dynamex Inc.

3. Dynamex Canada Inc., a Canadian federal corporation (formerly Parcelway Courier Systems Canada Ltd., an Alberta corporation)

                Unlimited number of authorized common shares, one of which is issued and outstanding in the name of Dynamex Inc.; Unlimited number of authorized preference shares, 3,750,000 of which are issued and outstanding in the name of Dynamex Inc.

4.     Parcelway Courier Systems (B.C.) Ltd., a British Columbia corporation

                20,000 authorized common shares, no par value, 65 of which are issued and outstanding in the name of Parcelway Courier Systems Canada Ltd.

5.     Alpine Enterprises Ltd., a Manitoba corporation

                Unlimited number of authorized Class A Voting Common Shares, 290 of which are issued and outstanding in the name of Dynamex Canada Inc., unlimited Class B Voting Shares, unlimited Class C Voting Common Shares, unlimited Class D Voting Common Shares, unlimited Class A Non-Voting Common Shares, unlimited Class B Non-Voting Common Shares, unlimited Class C Common Non-Voting Shares, unlimited Class D Common Non-Voting Shares, and an unlimited number of Preference Shares

6.     Road Runner Transportation, Inc.

                25,000 authorized common shares (consisting of 7,000 voting, 5,000 non-voting and 13,000 undesignated), no par value; of which 4,363.9998 non-voting are issued and outstanding in the name of Dynamex Inc., and of which 6,545 voting are issued and outstanding in the name of Dynamex Inc.

7.     Regina Mail Marketing Systems, Inc.

                Unlimited number of common shares, no par value, 100 of which are issued and outstanding in the name of Dynamex Canada Inc.,and unlimited number of preferred shares, none of which are issued and outstanding.

8.     New York Document Exchange Corp.

                200 shares of common stock are authorized, no par value, of which 150 shares are issued and outstanding in the name of Dynamex Inc.

9.     U.S.C. Management Systems, Inc.

                200 shares of common stock are authorized, no par value, of which 91.33 shares are issued and outstanding in the name of Dynamex Inc.